Exhibit 10.18

STOCK APPRECIATION RIGHTS AGREEMENT

STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 27, 2004 between SSA GLOBAL TECHNOLOGIES, INC. (the “Company”) and BLI-8787, LTD. (the “Recipient”).

RECITALS

A.  The Company, the Recipient and EXE Technologies, Inc. are parties to a Settlement Agreement (the “Settlement Agreement”), dated as of May 27, 2004.

B.  Pursuant to the Settlement Agreement, the Company agreed to issue to the Recipient SARs (as defined below) with respect to 8,778 shares of Common Stock (as defined below).

C.  The Company and the Recipient now wish to grant the Recipient such SARs pursuant to this Agreement.

AGREEMENT

In consideration of the premises and the mutual covenants and the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Definitions.  For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its subsidiaries.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  With respect to a natural person, such natural person’s Affiliates shall also include such natural person’s spouse, and their siblings, parents and lineal descendants.

“Asset Liquidity Event” means a Transfer, lease, event, transaction or occurrence described in clause (b) of the definition of “Liquidity Event”.

“Common Stock” means the common stock, par value $0.01 per share, of the Company, or such other capital stock or other equity interests into which such common stock, par value $0.01 per share, of the Company may be converted, exchanged, recapitalized or reclassified.

“Convertible Securities” means any stock or securities convertible into or exchangeable for shares of Common Stock.

“Fair Market Value” means the fair market value of one share of Common Stock of the Company as determined in the reasonable good faith business judgment of a majority of the independent directors of the Company.

“Fully-Diluted Shares of Common Stock” means, as of the time of determination, all issued and outstanding shares of Common Stock and all shares of Common Stock issuable upon conversion or exercise of all issued and outstanding Convertible Securities and Options.

“IPO” means an underwritten initial public offering by the Company of shares of Common Stock.

“IPO Date” means the date on which the IPO is consummated.

“Liquidity Event” means (a) any Transfer, directly or indirectly, in one or more transactions, whether by sale, merger, consolidation, recapitalization, reorganization, restructuring or other similar business combination, of any of the outstanding shares of Common Stock to a Person that is not an Affiliate of the Company or any of its shareholders, or (b) any dividend, distribution or other payment to the holders of the Common Stock of any cash or assets derived from or relating to the Transfer or lease, directly or indirectly, in one or more transactions to a Person that is not an Affiliate of the Company or any of its shareholders, of 90% or more of the assets of the Company and its subsidiaries taken as a whole; provided, however, that for purposes of this Agreement, an IPO shall not constitute a Liquidity Event.

“Options” means any rights to subscribe for or to purchase, or any warrants or options for the purchase of, shares of Common Stock or any Convertible Security.

“Permitted Transferees” means with respect to (a) an entity, its Affiliates, partners, retired partners, managers, retired managers, members, retired members and shareholders and the immediate family members of any such partners, managers, members and shareholders and (b) an individual, his or her Affiliates and immediate family members.

“Person” means any individual, partnership, corporation, limited liability company, trust or other entity of any kind, whether domestic or foreign.

“Restricted Shares Restricted Period” means with respect to the IPO only, the period beginning on the IPO Date and ending on the first anniversary of the IPO Date.

“SARs Restricted Period” means, with respect to a SAR, the period beginning on the date of this Agreement and ending on the date on which such SAR is sold to the Company pursuant to Sections 5, 7 or 8 of this Agreement.

“Shareholders” means General Atlantic Partners 76, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, SSA Investor, LLC, SSA

Warrant Holdings, LLC, Ableco, L.L.C., Cerberus Partners, L.P., Cerberus Institutional Partners, L.P. and Madeleine, L.L.C.

“Stock Liquidity Event” means a Transfer, event, transaction or occurrence described in clause (a) of the definition of “Liquidity Event”.

“Transfer” means any sale, assignment, transfer, exchange, pledge, grant of security interest in, hypothecation, encumbrance or other disposition or conveyance of any interest in.

Section 2.  Grant of SARs; Restrictions on Transferability.

(a)  Grant of SARs.  Upon the terms and subject to the conditions set forth in this Agreement, effective as of the date of this Agreement, in consideration for entering into the Settlement Agreement and the consideration referred to therein, the Company hereby grants to the Recipient 8,778 stock appreciation rights (each, a “SAR”).  The number of SARs granted hereunder shall be subject to adjustment as provided in Section 9 hereof.  Each SAR shall represent the equivalent of one share of Common Stock.

(b)  Restrictions on Transferability.  The Recipient understands, acknowledges and agrees that during the SARs Restricted Period, the Recipient may not sell, assign, transfer, convey, pledge, hypothecate or otherwise dispose of the SARs or any interest therein; provided, however, that the Recipient may sell, assign, transfer, convey, distribute and deliver the SARs to one or more Permitted Transferees, so long as such Permitted Transferees agree to be bound by the terms and provisions of this Agreement.  Any attempted sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition of the SARs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the SARs shall be void ab initio.

Section 3.  Issuance of Restricted Shares In Connection with an IPO.

(a)  Issuance and Sale of the Restricted Shares.  Upon the terms and subject to the conditions set forth in this Agreement, in the event that an IPO shall occur, effective as of the IPO Date, the Company hereby issues to the Recipient a number of shares of Common Stock equal to the number of SARs as of such IPO Date (the “Restricted Shares”), and the Recipient, hereby purchases, acquires and accepts from the Company the Restricted Shares, in exchange for the SARs issued to the Recipient pursuant to Section 2.

(b)  Delivery of Certificates; Legend.  Upon the terms and subject to the conditions of this Agreement, on the IPO Date, the Company will deliver to the Recipient, original certificates representing all of the Restricted Shares registered in the name of the Recipient, duly executed and delivered by the Company.  The Recipient understands that the stock certificates representing the Restricted Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THEY MAY NOT BE OFFERED OR TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (I) A REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT IS IN EFFECT OR (II) AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS AVAILABLE.

The legend set forth above shall be removed and any stop transfer instructions with respect to such legend shall be removed, and the Company shall issue the certificates representing the Restricted Shares without such legend to the holder of the Restricted Shares, if (A) such Restricted Shares are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”) and are transferred or sold pursuant to such registration, (B) such Restricted Shares are sold to the public in a transaction satisfying the requirements of Rule 144, or (C) if the Recipient satisfies the requirements of Rule 144(k), provided that in the case of clauses (B) and (C) above, if reasonably requested by the Company, the Recipient shall provide the Company with an opinion of counsel for the Recipient, reasonably satisfactory to the Company, to the effect that either (x) such sale meets the requirements of Rule 144, or (y) the Recipient meets the requirements of Rule 144(k), as the case may be.

(c)  Restrictions on Transferability.  The Recipient understands, acknowledges and agrees that during the Restricted Shares Restricted Period, the Recipient may not sell, assign, transfer, convey, pledge, hypothecate or otherwise dispose of the Restricted Shares or any interest therein; provided, however, that the Recipient may sell, assign, transfer, convey, distribute and deliver the Restricted Shares to one or more Permitted Transferees, so long as such Permitted Transferees agree to be bound by the terms and provisions of this Agreement.  Any attempted sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition of the Restricted Shares contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Restricted Shares shall be void ab initio.

(d)  Cancellation of SARS.  Effective upon the receipt by the Recipient of the original certificates representing all of the Restricted Shares as provided in Section 3(b) above, all of the SARs shall be terminated and of no further force or effect.

Section 4.  Liquidity Events.

(a)  Event Notices.  (i)  In the event that the Company or any of its shareholders proposes to engage in a Liquidity Event (other than a Liquidity Event involving the Transfer of 50% or less of the Common Stock which are dealt with in clause (ii) below), the Company shall deliver a written Event Notice (as defined below) to the Recipient at least 5 calendar days prior to the anticipated date of such Liquidity Event.

(ii)  In the event that the Company or any of its shareholders proposes to engage in a Liquidity Event that involves the Transfer of 50% or less of the Common Stock, or an Asset Sale (as defined below), the Company shall deliver a written Event Notice to the Recipient as promptly as possible (but in no event later than 5 business days after such Liquidity Event or Asset Sale) after such Liquidity Event or Asset Sale.

(iii)  Notwithstanding any provision of this Agreement to the contrary, so long as the Recipient shall have timely received in cash all amounts payable to the Recipient under this

Agreement in connection with a Liquidity Event or Asset Sale, the Company shall not have any further liability to the Recipient for failing to deliver an Event Notice in connection with such Liquidity Event or Asset Sale.

(b)  Event Notices.  The term “Event Notice” means a written notice that provides a brief description of the Liquidity Event or Asset Sale, as the case may be, including, without limitation, the material terms and conditions of the Liquidity Event or Asset Sale, and whether or not such Liquidity Event is a Stock Liquidity Event or an Asset Liquidity Event.  In addition, in an Event Notice, the Company shall represent and warrant to the Recipient and its Permitted Transferees (i) that the prospective transferee in the Liquidity Event or Asset Sale is not an Affiliate of the Company or any of the Shareholders, (ii) the type and amount of consideration to be paid in connection with such Liquidity Event or Asset Sale, (iii) if such Liquidity Event is a Stock Liquidity Event, (A) the number of shares of Common Stock being Transferred (including, without limitation, all shares of Common Stock issuable upon conversion or exercise of all Convertible Securities and Options being Transferred in such Stock Liquidity Event), (B) the aggregate number of Fully-Diluted Shares of Common Stock then held by the Shareholders and their Affiliates and the Applicable Percentage and (iv) the Value per share of Common Stock in such Liquidity Event or Asset Sale.

(c)  Value.  For purposes of this Agreement, the “Value” of one share of Common Stock in connection with a Liquidity Event means the aggregate amount of cash and the value (as determined in the reasonable good faith business judgment of a majority of the independent directors of the Company) of any non-cash consideration received or to be received by the holders of the Common Stock for or with respect to one share of Common Stock.

(d)  Payments.  The Company shall not, and shall not permit its shareholders to, consummate any Liquidity Event without either (i) simultaneously making the payments required to be made to the Recipient under this Agreement, or (ii) making reasonable and adequate provision for the making of the payments required to be made to the Recipient under this Agreement immediately following such Liquidity Event.

Section 5.  Stock Liquidity Events.

(a)  Right of Recipient to Elect.  Subject to the provisions of clause (b) below, in the case of a Stock Liquidity Event, the Recipient will have a period of 15 calendar days following the date on which the Recipient actually receives the Event Notice in which to elect to sell to the Company up to the Applicable Percentage (as defined below) of the then outstanding SARs (regardless of whether the Company has elected to repurchase a lesser number pursuant to clause (b) below) for a purchase price per SAR equal to the Value of one share of Common Stock in such Stock Liquidity Event.  The Recipient shall within such 15 calendar day period deliver to the Company a written notice (the “Recipient Election Notice”) stating the number of SARs that the Recipient wishes to sell to the Company in connection with such Stock Liquidity Event.

(b)  Right of Company to Repurchase.  In the case of a Stock Liquidity Event, the Company shall have the option to elect, by stating that it wishes to purchase the number of SARs (up to the Applicable Percentage of the SARs) specified in the Event Notice, to repurchase from the Recipient such number of SARs for a purchase price per SAR equal to the Value of one share of Common Stock in such Stock Liquidity Event.

(c)  Applicable Percentage.  The “Applicable Percentage” with respect to a Stock Liquidity Event means a percentage calculated by dividing (i) the number of shares of Common Stock being Transferred in such Stock Liquidity Event (including, without limitation, all shares of Common Stock issuable upon conversion or exercise of all Convertible Securities and Options being Transferred in such Stock Liquidity Event), by (ii) the aggregate number of Fully-Diluted Shares of Common Stock then held by the Shareholders and their Affiliates.

(d)  Payment of SAR Value.  If the Company has received a Recipient Election Notice or delivered a demand to repurchase SARs in an Event Notice, the Company shall, either simultaneously with the consummation of the Stock Liquidity Event, if possible, or as promptly thereafter as possible, pay to the Recipient, by wire transfer of immediately available funds in accordance with the wire transfer instructions for the Recipient set forth on Annex I hereto, an amount in cash equal to the product of (i) the Value of one share of Common Stock in the Stock Liquidity Event, multiplied by (ii) the number of SARs sold back to the Company as set forth in the Recipient Election Notice or the Event Notice, as the case may be.

Section 6.  Asset Liquidity Events.  In the event that an Asset Liquidity Event shall occur, the Company shall, either simultaneously with the consummation of the Asset Liquidity Event, if possible, or as promptly thereafter as possible, pay to the Recipient, by wire transfer of immediately available funds in accordance with the wire transfer instructions for the Recipient set forth on Annex I hereto, an amount in cash equal to the product of (i) the Value that would be received in respect of one share of Common Stock in the Asset Liquidity Event, multiplied by (ii) the number of then outstanding SARs.

Section 7.  Drag-Along Right.

(a)  Drag-Along Notice.  If the Liquidity Event described in an Event Notice involves the sale (whether by sale, merger, consolidation, recapitalization, reorganization, restructuring or other business combination) of more than 50% of the outstanding Common Stock (such a sale being the “Proposed Sale”) to a Person (other than an Affiliate of the Company or any Shareholder), and the Company elects, the Event Notice shall (in addition to the information described in Section 4(a) above) state (i) that the Company wishes to cause the Recipient to sell all of its SARs to the Company in connection with the Proposed Sale, and (ii) the aggregate purchase price for the SARs hereunder.

(b)  Payment of SAR Value.  The Company shall, either simultaneously with the consummation of the Proposed Sale, if possible, or as promptly thereafter as possible, pay to the Recipient, by wire transfer of immediately available funds in accordance with the wire transfer instructions for the Recipient set forth on Annex I hereto, an amount in cash equal to the product of (i) the Value of one share of Common Stock in the Proposed Sale, multiplied by (ii) the aggregate number of SARs outstanding on the date of such Proposed Sale.

Section 8.  Company Repurchase Obligation.

(a)  Second Anniversary.  On the second anniversary of the date of this Agreement (or if such date is not a business day, the first business day after such second anniversary), in the event that on such date any SARs remain outstanding, the Company shall repurchase all of the outstanding SARs for a cash purchase price equal to the product of (i) the number of SARs then outstanding, multiplied by (ii) $284.80 (as such amount shall appropriately be adjusted in the case of stock splits, stock dividends, recapitalizations, reorganizations and other similar events), less the Value per share actually received by the Recipient pursuant to Section 6 hereof (the amount referred to in clause (ii) being the “SAR Repurchase Price”), payable by wire transfer of immediately available funds to the account set forth on Annex I hereto.

(b)  Certain Asset Sales.  In the event that the Company shall at any time or from time to time after the date of this Agreement, make any dividend, distribution or other payment to the holders of the Common Stock of any cash or assets derived from or relating to the Transfer or lease, directly or indirectly, in one or more transactions to a Person that is not an Affiliate of the Company or any of its shareholders, of assets of the Company and its subsidiaries having a value (as determined in the reasonable good faith business judgment of a majority of the independent directors of the Company) of $120,000,000 or more (an “Asset Sale”), then from and after the date on which such Asset Sale shall occur, the Recipient shall have the right, but not the obligation, by delivering a written notice to the Company (the “Put Notice”), to cause the Company to repurchase all of the outstanding SARs for a cash purchase price equal to the product of (i) the number of outstanding SARs, multiplied by (ii) the SAR Repurchase Price, payable by wire transfer of immediately available funds to the account set forth on Annex I hereto.  The Company shall repurchase all of the outstanding SARs and pay the purchase price for the SARs in full as provided in this Section 8(b) within 5 business days after the Company’s receipt of the Put Notice.

Section 9.  Anti-Dilution Protection.

(a)  Dividends or Distributions Payable in Common Stock and Changes in Common Stock.  In the event the Company shall, at any time or from time to time after the date of this Agreement (x) issue any shares of Common Stock as a dividend or distribution to the holders of any of the Company’s equity securities or (y) split, subdivide or combine any outstanding shares of Common Stock into a greater or lesser number of shares (any such event in (x) or (y) being referred to herein as a “Change of Securities”), then, in each case, the number of SARs granted to the Recipient hereunder shall automatically be increased to equal the number of shares of Common Stock that a holder of a number of shares of Common Stock equal to the number of SARs outstanding immediately prior to such Change of Securities would hold or be entitled to hold immediately following such Change of Securities.  For example, if after the date of this Agreement, the Company consummates a two for one split of the Common Stock, then from and after the date of such stock split, the number of SARs granted to the Recipient hereunder shall be 17,556.

(b)  Issuances of Shares of Common Stock to Affiliates.  In the event the Company shall, at any time or from time to time after the date of this Agreement, issue, sell or otherwise distribute (including by way of deemed issuances or distributions pursuant to Section 9(c) below)

any shares of Common Stock (other than pursuant to a Change of Securities or the exercise or conversion of any Option or Convertible Security) to an Affiliate of the Company or any of the Shareholders (any such event, including any deemed issuances or distributions described in Section 9(c) below, being herein called an “Issuance”), for a consideration per share less than 85% of the Fair Market Value per share of Common Stock on the date of such Issuance, then, effective upon each such Issuance the number of SARs granted to the Recipient hereunder shall automatically be increased to equal the product of (i) the number of SARs outstanding immediately prior to such Issuance, multiplied by (ii) a fraction (A) the numerator of which shall be the total number of Fully-Diluted Shares of Common Stock outstanding immediately after such Issuance, and (B) the denominator of which is the sum of (I) the total number of Fully-Diluted Shares of Common Stock outstanding immediately prior to such Issuance, plus (II) the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at the Fair Market Value per share of Common Stock.

(c)  Grant of Options or Convertible Securities.  For purposes of Section 9(b) above, the grant, issuance, sale or other distribution by the Company to an Affiliate of the Company or any of its Shareholders of (x) Options (whether or not such Options (or in the case of Options to acquire Convertible Securities, the right to convert or exchange such Convertible Securities) are immediately exercisable), or (y) Convertible Securities (whether or not the right to convert or exchange such Convertible Securities are immediately exercisable), in each case, shall be deemed to be an Issuance (i) effective as of the date of the grant, issuance, sale or other distribution of such Options or Convertible Securities, (ii) of the maximum number of shares of Common Stock issuable upon exercise of the Options or conversion or exercise of the Convertible Securities, and (iii) for a consideration per share equal to the sum of (A) the consideration per Option or Convertible Security received by the Company upon the issuance of such Options or Convertible Securities, plus (B) the per-share exercise price of such Options or the per-share conversion or exercise price of such Convertible Securities, as the case may be.  No additional adjustment of number of SARs shall be made upon the actual exercise of such Options or upon the actual conversion or exchange of such Convertible Securities; provided, however, to the extent any Options or Convertible Securities are cancelled or expire without being exercised or converted, as the case may be, appropriate adjustment shall be made to the number of SARs.

(d)  Changes in Options or Convertible Securities.  If the per-share exercise price of any outstanding Option or per-share conversion or exercise price of any outstanding Convertible Security shall change at any time, the number of SARs then in effect shall forthwith be readjusted to the number of SARs that would then be in effect had the adjustment made under Sections 9(b) and (c) hereunder upon the initial issuance, sale, distribution or granting of such Options or Convertible Securities been made based upon such changed exercise price, conversion price or conversion rate, as the case may be, but only with respect to such Options and Convertible Securities as then remain outstanding.

(e)  Certain Distributions.  If the Company shall pay a dividend or make any other distribution payable in Options or Convertible Securities to an Affiliate of the Company or any of its Shareholders, then, for purposes of Section 9(b) above (by operation of Section 9(c)), such Options or Convertible Securities shall be deemed to have been issued or sold without consideration except for such amounts of consideration as shall have been deemed to have been received by the Company pursuant to Section 9(c) above, as appropriate.

Section 10.  Covenants of the Company.

(a)  No Impairment.  The Company will not, by amendment of its charter documents, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale or transfer of assets or any other voluntary or involuntary action, (i) avoid or seek to avoid the observance or performance of any of the terms of this Agreement to be observed or performed by the Company, (ii) materially and adversely affect the rights of the Recipient in respect of this Agreement, or (iii) directly or indirectly, create or otherwise cause or suffer to exist or become effective, any restriction or encumbrance on the ability of the Company to perform and comply with its obligations under this Agreement.  The Company will at all times in good faith assist in the carrying out of all of the terms and provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Recipient under this Agreement.

(b)  Listing Requirements.  If and so long as the Common Stock is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all of the Restricted Shares issuable under this Agreement.

(c)  Notice of Certain Transactions.  In the event that (i) the Company takes any action that would require an adjustment in the number of SARs or Restricted Shares hereunder, or (ii) proposes to engage in any reorganization, restructuring, recapitalization, reclassification of capital stock or other similar transaction affecting the equity capitalization of the Company, then in each case, the Company shall, not later than 5 calendar days prior to the earliest of the record or effective date, as the case may be, give the Recipient a written notice stating (A) a brief description of the event, and (B) such record or effective date, as the case may be.  With respect to an IPO of the Company, the Company shall promptly give the Recipient notice of (i) the initial filing of the registration statement in connection therewith and (ii) the effectiveness of such registration statement.

(d)  Reservation of Common Stock.  The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock for issuance under this Agreement, free from preemptive rights, a number of shares of Common Stock equal to the number of Restricted Shares to be issued hereunder.

 Section 11.  Representations and Warranties of the Company.  The Company hereby represents and warrants to the Recipient as follows:

(a)  Existence and Power.  The Company (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified under the laws of each jurisdiction in which qualification is required to own, lease or license their assets and properties or to carry on their business, except where the failure to be so qualified would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, and (iii) has all necessary power and authority required to execute and deliver this Agreement and to consummate the transactions contemplated herein.  Each of the Company’s “significant subsidiaries,” as such term is defined in Regulation S-X under the Code of Federal

Regulations, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified under the laws of each jurisdiction in which qualification is required to own, lease or license their assets and properties or to carry on their business, except where failure to be in good standing would not reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(b)  Authorization; Binding Effect.  The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein has been duly authorized by all necessary action on the part of the Company.  This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

(c)  Contravention.  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of the transactions contemplated herein will (with or without notice or lapse of time or both) (i) violate or breach any provision of the Company’s or any of its subsidiaries’ organizational or governing documents, (ii) violate or breach any statute, law, rule, regulation or order by which the Company, any of its subsidiaries or any of their assets or properties may be bound or affected, or (iii) breach or result in a default under, any material contract or agreement to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of their assets or properties, including, without limitation, the Restricted Shares may be bound or affected.

(d)  Consents.  No approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any governmental authority or Person is required in connection with (i) the due execution and delivery by the Company of this Agreement and the performance of the Company’s obligations hereunder, and (ii) the consummation of the transactions contemplated herein, including, without limitation, the issuance, sale, transfer, assignment, conveyance and delivery of the Restricted Shares to the Recipient.

(e)  Litigation.  As of the date hereof, there is no lawsuit, action, claim or proceeding pending, or to the Company’s knowledge threatened, that questions the validity of this Agreement or that involves or relates to any of the transactions contemplated herein.

(f)  The Restricted Shares.  Upon delivery to the Recipient of the certificates representing the Restricted Shares for the issuance, sale, transfer, assignment, conveyance and delivery to the Recipient, (i) the Recipient will become the sole record owner of all of the Restricted Shares and good and marketable title to all of the Restricted Shares will pass to the Recipient, free and clear of any liens, claims, encumbrances, security interests, options, charges, preemptive rights and transfer restrictions of any kind, except for those created by this Agreement, and (ii) all of the Restricted Shares will be duly authorized, validly issued, fully paid and nonassessable.

(g)  Sufficient Shares.  The Company has as of the date of this Agreement, and will have, as of the IPO Date, a sufficient number of authorized but unissued shares of Common Stock so that the Company will at all times have a sufficient number of authorized but unissued shares of Common Stock to issue to the Recipient pursuant to this Agreement.

(h)  Capitalization.

(i)  Authorized, Issued and Outstanding Shares.  As of the date of this Agreement, the authorized equity securities of the Company consists of (i) 12,000,000 shares of Common Stock, of which 330,000 shares are issued and outstanding, and (ii) 4,000,000 shares of Preferred Stock, of which 3,000,000 shares are designated as Series A Convertible Preferred Stock, of which 3,000,000 shares are issued and outstanding.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable.  As of the date of this Agreement, except as set forth above and as set forth on Schedule 4(h)(ii), the Company does not have any equity securities issued and outstanding.

(ii)  Rights, Options, Warrants, Etc.  As of the date of this Agreement, there are no statutory or contractual preemptive or similar rights on the part of any holder of any securities of the Company with respect to the issuance and sale of the Restricted Shares which have not been effectively and validly waived as of the date of this Agreement, and except as described on Schedule 4(h)(ii), no securities, options, warrants, conversion or other rights or contracts of any kind are outstanding that obligate the Company, contingently or otherwise, to issue, sell, purchase or redeem any of their equity securities or any securities exercisable or exchangeable for or convertible into any such equity securities and no authorization therefor has been given.

(i)  Financial Information.

(i)  Balance Sheets.  The unaudited consolidated balance sheets of the Company and its subsidiaries dated as of July 31, 2003 and January 31, 2004 (the “Balance Sheet”), copies of which are attached hereto as Schedule 4(i)(i), were prepared by management of the Company in accordance with U.S. generally accepted accounting principles applied on a consistent basis in accordance with the past practice of the Company consistently applied and fairly present the financial position of the Company and its subsidiaries as of such periods, subject to possible adjustments relating to the Baan transaction, as  specified in more detail in the cover letter attached to the financial statements, and, subject further, in the case of internally prepared unaudited interim financial statements dated January 31, 2004, to normal recurring year-end adjustments which are not expected to be material in amount.

(ii)  Other Financial Statements.  The unaudited consolidated statements of operations, statements of changes in shareholder’s equity and statements of cash flows of the Company and its subsidiaries for the 12-month period ended on July 31, 2003, and for the six-month period ended on January 31, 2004, copies of which are attached hereto as Schedule 4(i)(ii), were prepared by management of the Company in accordance with U.S. generally accepted accounting principles applied on a consistent basis in accordance with the past practice of the Company consistently applied and fairly present the results of operations, changes in shareholder’s equity and cash flows of the Company and its subsidiaries for such periods, subject to adjustments relating to the Baan transaction specified in more detail in the cover letter attached to the financial statements, and, subject further, in the case of internally prepared unaudited interim financial statements dated January 31, 2004, to normal recurring year-end adjustments which are not expected to be material in amount.

Section 12.  Representations and Warranties of the Recipient.  The Recipient hereby represents and warrants to the Company as follows:

(a)  Existence and Power.  The Recipient (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) has all necessary power and authority required to execute and deliver this Agreement and to consummate the transactions contemplated herein.

(b)  Authorization; Binding Effect.  The execution and delivery by the Recipient of this Agreement, the performance by the Recipient of its obligations under this Agreement and the consummation of the transactions contemplated herein has been duly authorized by all necessary action on the part of the Recipient.  This Agreement is the legal, valid and binding obligation of the Recipient enforceable against the Recipient in accordance with its terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

(c)  Contravention.  Neither the execution, delivery and performance of this Agreement by the Recipient nor the consummation of the transactions contemplated herein will (with or without notice or lapse of time or both) (i) violate or breach any provision of the Recipient’s organizational or governing documents, (ii) violate or breach any statute, law, rule, regulation or order by which the Recipient or any of its assets or properties may be bound or affected, or (iii) breach or result in a default under, any material contract or agreement to which the Recipient is a party or by which the Recipient or any of its assets or properties may be bound or affected.

(d)  Consents.  No approval, consent, authorization or order of, notice to or registration or filing with, or any other action by, any governmental authority or Person is required in connection with (i) the due execution and delivery by the Recipient of this Agreement and the performance of the Recipient’s obligations hereunder, and (ii) the consummation of the transactions contemplated herein, including, without limitation, the issuance, sale, transfer, assignment, conveyance and delivery of the Restricted Shares to the Recipient.

(e)  Securities Representations.  The Recipient is acquiring the Restricted Shares for investment and not with a view to the distribution or other distribution of any part thereof in violation of applicable securities laws.  As of the date hereof, the Recipient is, and as of the IPO Date, the Recipient will be, an “accredited investor” as defined in Rule 501(a) of the Securities Act of 1933, as amended (the “1933 Act”), and the Recipient was not organized for the specific purpose of acquiring the Restricted Shares.

(f)  Reliance on Exemptions.  The Recipient understands that the SARs are being, and the Restricted Shares will be, offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Recipient’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Recipient set forth herein in order to determine the availability of such exemptions and the eligibility of the Recipient to acquire the Restricted Shares.

(g)  Information.  The Recipient (i) can bear the economic risk of an investment in the SARs and the Restricted Shares, (ii) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the SARs and the Restricted Shares and to protect its interest in connection with such investment, and (iii) has reviewed the information that it considers necessary to make an informed investment decision with respect to the SARs and the Restricted Shares.

(h)  Transfer or Resale.  The Recipient understands that (i) neither the SARs nor the Restricted Shares have been nor are they being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) pursuant to an exemption from such registration, (ii) any sale of the Restricted Shares made in reliance on Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Restricted Shares may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities Exchange Commission thereunder, and (iii) neither the Company nor any other person is under any obligation to register the SARs or the Restricted Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 13.  Miscellaneous.

(a)  Notices.  All notices, requests, demands and other communications to any party or given under this Agreement shall be in writing and delivered personally, by overnight delivery or courier, by registered mail or by telecopier (with confirmation received) to the parties at the address or telecopy number specified for such parties set forth on the signature pages hereof (or at such other address or telecopy number as may be specified by a party in writing given at least five business days prior thereto).  All notices, requests, demands and other communications will be deemed delivered when actually received.

(b)  Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

(c)  Amendments.  This Agreement may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.

(d)  Successors and Assigns.  This Agreement will be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

(e)  Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

(f)  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(g)  Ambiguities.  This Agreement was negotiated between legal counsel for the parties and any ambiguity in this Agreement shall not be construed against the party who drafted this Agreement.

(h)  No Third-Party Rights.  This Agreement is not intended, and will not be construed, to create any rights in any parties other than the Company and the Recipient, and no Person may assert any rights as third-party beneficiary hereunder.

(i)  Submission to Jurisdiction.  Each of the Company and the Recipient hereby (i) agrees that any lawsuit, action, claim or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, (ii) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts, (iii) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any lawsuit, action, claim or proceeding in those jurisdictions, and (iv) irrevocably consents to the service of process of any of the courts referred to above in any lawsuit, action, claim or proceeding by the mailing of copies of the process to the parties hereto as provided in Section 13(a).  Service effected as provided in this manner will become effective ten calendar days after the mailing of the process.

(j)  Waiver of Jury Trial.  Each of the Company and the Recipient hereby waives any right to a trial by jury in any lawsuit, action, claim or proceeding to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered or to be delivered in connection with this Agreement and agrees that any lawsuit, action, claim or proceeding will be tried before a court and not before a jury.

(k)  Further Assurances.  Promptly upon the reasonable request by the Recipient, the Company shall (i) correct any defect or error that may be discovered in this Agreement or in the execution or delivery of this Agreement, and (ii) execute, acknowledge, deliver, record, file and register, any and all such further agreements, documents, acts, certificates, assurances and other instruments, in each case, as the Recipient may reasonably require from time to time.

(l)  Rights As Stockholder.  The Recipient shall not have any rights as a stockholder of the Company with respect to the SARs.  In addition, the Recipient shall not have any rights as a stockholder of the Company unless and until the Recipient is entitled to receive the Restricted Shares pursuant to Section 3 hereof.

In witness whereof, the parties have executed this Stock Appreciation Rights Agreement on the day and year first above written.

COMPANY:

Address for Notices:	SSA GLOBAL TECHNOLOGIES, INC.

Attention:
Facsimile No.:	By:
Name:
Title:

RECIPIENT:

Address for Notices:	BLI-8787, LTD.

Attention:
Facsimile No.:	By:
Name:
Title:

ANNEX I

to

STOCK APPRECIATION RIGHTS AGREEMENT

Wire Transfer Instructions for Recipient

Bank:	Benchmark Bank
Plano, Texas 75024
ABA #:	111902055
For Credit to:	BLI 8787, Ltd.
Account No.:	0142-1113-2
Further Credit
Notify:	Mike McCain
972-673-4081

Schedule 4(h)(ii)

As of the date hereof, 610,000 options have been authorized under the Company’s option plan, of which 604,166 options have been granted.

Dividends on the shares of Series A Convertible Preferred Stock accrete at a rate of 9% per annum, compounding quarterly as of each March 31, June 30, September 30 and December 31.  The Series A Convertible Preferred Stock, as of March 31, 2004, is convertible into 3,279,250 shares of Common Stock.